Agreement by and between Cord Blood America, Inc and Cornell Capital Partners, LP executed October 13, 2006.
EX-10.90

 Exhibit 10.90

October 13, 2006

VIA FEDEX AND

FACSIMILE (201) 985-1964

Cornell Capital Partners, LP

101 Hudson Street, Suite 3700

Jersey City, NJ 07302

Attention:  Mark Angelo

Re: Secured Convertible Debenture issued on September 9, 2005 (CCP-1);

Secured Convertible Debenture issued on December 23, 2005 (CCP-2);

Common Stock Purchase Warrant issued September 9, 2005 (CCP-001)

Common Stock Purchase Warrant issued September 9, 2005 (CCP-002)

Common Stock Purchase Warrant issued September 9, 2005 (CCP-003)

Dear Mr Angelo:

This letter is to notify Cornell Capital Partners, LP (“Cornell”) that Cord Blood America, Inc. (“Cord Blood”) has executed a stock issuance agreement with Independence Blue Cross (the “Offering”).  In connection with the Offering, Cord Blood has issued and sold, or shall be deemed to have issued and sold shares of Common Stock at a price per share of $0.101.

On September 9, 2005, Cord Blood and Cornell entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) pursuant to which Cord Blood sold to Cornell, and Cornell purchased the convertible debentures and the warrants listed above.  Pursuant to Section 3(c)(iv) of the convertible debentures and Section 8(a) the warrants, the conversion price of the convertible debentures and the exercise price of the warrants shall be adjusted upon certain issuances of securities by Cord Blood at prices less than the conversion price or exercise price in effect at the time of such issuance.   As a result of the issuances in connection with the Offering described above, Cord Blood and Cornell have agreed that the following adjustments shall be made to the convertible debentures and the warrants:

1.  Secured Convertible Debenture issued on September 9, 2005 (CCP-1)

The Conversion Price (as defined in the Convertible Debentures) shall be adjusted pursuant to Section 3(c)(iv) of the convertible debentures such that the Conversion Price in effect from this date forward shall be equal to $0.101 per share.

2.

Secured Convertible Debenture issued on December 23, 2005 (CCP-2);

The Conversion Price (as defined in the Convertible Debentures) shall be adjusted pursuant to Section 3(c)(iv) of the convertible debentures such that the Conversion Price in effect from this date forward shall be equal to $0.101 per share.

3.

Common Stock Purchase Warrant issued September 9, 2005 (CCP-001)

The Warrant Exercise Price (as defined in the warrants) shall be adjusted pursuant to Section 8(a) of the Warrant such that the Warrant Exercise Price in effect from this date forward shall be equal to $0.101 per share.

4.

Common Stock Purchase Warrant issued September 9, 2005 (CCP-002)

The Warrant Exercise Price (as defined in the warrants) shall be adjusted pursuant to Section 8(a) of the Warrant such that the Warrant Exercise Price in effect from this date forward shall be equal to $0.101 per share.

5.

Common Stock Purchase Warrant issued September 9, 2005 (CCP-003)

The Warrant Exercise Price (as defined in the warrants) shall be adjusted pursuant to Section 8(a) of the Warrant such that the Warrant Exercise Price in effect from this date forward shall be equal to $0.101 per share.

Cord Blood further agrees that in the event that Cord Blood issues additional stock in connection with the Offering at prices lower than the adjusted Conversion Price or Warrant Exercise Price, Cord Blood shall notify Cornell of such issuances and, if required, make further adjustments to the debentures and warrants set forth above.

`

Sincerely,

Cord Blood America, Inc.

By:	/s/ Matt Schissler
Name:	Matt Schissler
Its:	Chairman and Chief Executive Officer

Agreed and accepted this 13th day of October, 2006

CORNELL CAPITAL PARTNERS, LP
By: Yorkville Advisors, LLP
Its: General Partner

By:	/s/ Jerry Eicke
Name:	Jerry Eicke
Its:	Managing Partner

9000 W. Sunset Boulevard, Suite 400

Los Angeles, CA 90069

Ph: 310.432.4090; Fax: 310.432.4098